UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2023

AMERICAN AIRLINES GROUP INC.
AMERICAN AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Skyview Drive, Fort Worth, Texas	76155
1 Skyview Drive, Fort Worth, Texas	76155
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(682)
278-9000
(682)
278-9000

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AAL	The Nasdaq Global Select Market
Preferred Stock Purchase Rights	—	(1)

(1)	Attached to the Common Stock
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule
12b-2
of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
New Senior Secured Notes
On December 4, 2023, American Airlines, Inc., a Delaware corporation (the “Company”), completed its previously announced offering of $1.0 billion aggregate principal amount of 8.50% Senior Secured Notes due 2029 (the “Notes”). The obligations of the Company under the Notes are fully and unconditionally guaranteed (the “Guarantee”) on a senior unsecured basis by its parent, American Airlines Group Inc. (“AAG” or the “Guarantor”). The Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws of any jurisdiction and the Notes do not have the benefit of any exchange offer or other registration rights. The Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers, as defined in, and in reliance on, Rule 144A under the Securities Act and to
non-U.S.
persons in offshore transactions outside the United States in reliance on Regulation S under the Securities Act.
The Company used the net proceeds from the offering of the Notes, together with the net proceeds from borrowings under the 2023 Term Loan Facility (as defined below) and cash on hand, to redeem all of its outstanding 11.75% Senior Secured Notes due 2025 (the “11.75% Senior Secured Notes”).
The Notes were issued pursuant to an indenture (the “Indenture”), dated as of December 4, 2023 (the “Issue Date”), by and among the Company, the Guarantor and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”). The Company’s obligations with respect to the Notes are secured on a first lien basis by security interests in certain slots, gates and routes that the Company uses to provide nonstop scheduled air carrier services between certain airports in the United States and certain airports in Australia, Canada, the Caribbean, Central America, China, Hong Kong, Japan, Mexico, South Korea, and Switzerland (the “Collateral”). The Collateral also secures, on a first lien, pari passu
basis with the Notes, the 2023 Term Loan Facility.
Interest on the Notes is payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2024. The Notes will mature on May 15, 2029.
The Company may redeem the Notes, in whole at any time or in part from time to time prior to November 15, 2025, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus a “make-whole” premium, plus any accrued and unpaid interest thereon to, but excluding, the date of redemption. At any time on or after November 15, 2025, the Company may redeem all or any of the Notes in whole at any time, or in part from time to time, at the redemption prices described under the Indenture, plus any accrued and unpaid interest thereon to, but excluding, the date of redemption. In addition, at any time prior to November 15, 2025, the Company may redeem up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) with the net cash proceeds of certain equity offerings, at a redemption price equal to 108.50% of the aggregate principal amount of the Notes to be redeemed, plus any accrued and unpaid interest thereon to, but excluding, the date of redemption. In addition, during each twelve-month period beginning the Issue Date and ending on or prior to November 15, 2025, the Company may redeem up to 10% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) at a redemption price of 103% of the principal amount thereof, plus any accrued and unpaid interest thereon to, but excluding, the applicable date of redemption.
Further, if certain change of control transactions occur, each holder of Notes may require the Company to repurchase the Notes in whole or in part at a repurchase price of 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest thereon to but excluding, the repurchase date.
The Company is required to deliver an appraisal of the Collateral and officer’s certificate twice a year demonstrating the calculation of a collateral coverage ratio in relation to the Collateral (the “Collateral Coverage Ratio”) as of the date of delivery of the appraisal for the applicable period. If the Collateral Coverage Ratio is less than 1.6 to 1.0 as of the date of delivery of the appraisal for the applicable period, then, subject to a cure period in which additional collateral can be provided or debt repaid such that the Company meets the required Collateral Coverage Ratio, the Company will be required to pay special interest in an additional amount equal to 2.0% per annum of the principal amount of the Notes until the Collateral Coverage Ratio is established to be at least 1.6 to 1.0.
Copies of the Indenture and the form of the Notes are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein. The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to such exhibits.
New Term Loan Facility
On December 4, 2023, the Company and AAG entered into a Credit and Guaranty Agreement (the “2023 Credit Agreement”) among the Company, as the borrower, AAG, as guarantor, the lenders from time to time party thereto, Citibank, N.A., as administrative agent and certain other parties from time to time party thereto. The 2023 Credit Agreement provides for a term loan facility (the “2023 Term Loan Facility”) in an aggregate principal amount of $1.1 billion that matures on June 4, 2029 and amortizes at 1.00% per annum.
On December 4, 2023, the Company borrowed $1.1 billion under the 2023 Term Loan Facility. The Company used the net proceeds from borrowings under the 2023 Term Loan Facility, together with the net proceeds from the offering of the Notes and cash on hand, to redeem all of its outstanding 11.75% Senior Secured Notes.
Borrowings under the 2023 Credit Agreement are secured by the Collateral on a first lien pari passu
basis with the Notes. The Company has the ability to make future modifications to the collateral pledged, subject to certain restrictions.

The 2023 Term Loan Facility bears interest at a base rate (subject to a floor of 1.00%) plus an applicable margin of 2.50% per annum or, at the Company’s option, the SOFR rate for a tenor of one, three or six months, depending on the interest period selected by the Company (subject to a floor of 0.00%), plus an applicable margin of 3.50% per annum.
The 2023 Credit Agreement contains affirmative, negative and financial covenants. In particular, the Company is required under the terms of the 2023 Credit Agreement to maintain a minimum ratio of appraised collateral value to outstanding loans of 1.6 to 1.0. The 2023 Credit Agreement also includes covenants that, among other things, require AAG to maintain a minimum aggregate liquidity (as defined in the 2023 Credit Agreement) of not less than $2.0 billion and limit the ability of AAG and its restricted subsidiaries to pay dividends and make certain other payments, make certain investments, incur additional indebtedness, incur liens on the collateral, dispose of the collateral, enter into certain affiliate transactions and engage in certain business activities, in each case subject to certain exceptions.
The 2023 Credit Agreement contains events of default customary for similar financings, including cross-default to other material indebtedness. Upon the occurrence and during the continuance of an event of default, the outstanding obligations under the 2023 Credit Agreement may be accelerated and become due and payable immediately. In addition, if a “change of control” occurs, the Company will (absent an amendment or waiver) be required to repay at par the loans outstanding under the 2023 Term Loan Facility and terminate any revolving credit facility.
A copy of the 2023 Credit Agreement is filed herewith as Exhibit 4.3, and is incorporated by reference herein. The foregoing description of the 2023 Credit Agreement is qualified in its entirety by reference to such exhibit.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
On December 4, 2023, the Company redeemed in full all outstanding 11.75% Senior Secured Notes, satisfied and discharged the indenture governing the 11.75% Senior Secured Notes. See the Annual Report on Form

10-K

of AAG and the Company for the fiscal year ended December 31, 2022, as supplemented by the Quarterly Report on Form

10-Q

of AAG and the Company for the quarter ended September 30, 2023 for more information regarding the 11.75% Senior Secured Notes.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The description set forth under Item 1.01 of this Form

8-K

is incorporated by reference herein in its entirety.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of December 4, 2023, by and among American Airlines, Inc., American Airlines Group Inc. and Wilmington Trust, National Association, as trustee and as collateral trustee.

4.2	Form of 8.50% Senior Secured Notes due 2029 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1).

4.3
Credit and Guaranty Agreement, dated as of December 4, 2023, among American Airlines, Inc., as the borrower, American Airlines Group Inc., as parent and guarantor, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, and certain other parties from time to time party thereto.

104.1	Cover page interactive data file (embedded within the Inline XBRL document).
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form

10-Q

for the quarter ended September 30, 2023 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: December 4, 2023	By:	/s/ Devon E. May
Devon E. May
Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: December 4, 2023	By:	/s/ Devon E. May
Devon E. May
Executive Vice President and Chief Financial Officer